UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
 Current Report

Amendment No. 1

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 8, 2001
Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 35 pages.

The purpose of this amendment to BB&T's Current Report on Form 8-K, originally filed on November 8, 2001, is to file corrected information, which is reflected under "Assumptions".

ITEM 5.    OTHER EVENTS

     The purpose of this Current Report on Form 8-K is to announce the signing of a definitive agreement to acquire MidAmerica Bancorp of Louisville, Kentucky

Nov. 8, 2001

BB&T to acquire MidAmerica Bancorp of Louisville, Ky.

     WINSTON-SALEM, N.C. - BB&T Corporation (NYSE: BBT) today said it plans to buy MidAmerica Bancorp (AMEX: MAB) of Louisville, Ky., in a $372.4 million transaction. The acquisition, one of two BB&T announced today, would expand BB&T's presence in the economically vibrant Louisville market.

     With $1.8 billion in assets, MidAmerica Bancorp operates 30 banking offices in the Louisville metropolitan statistical area through the Bank of Louisville, its primary subsidiary.

     The announcement comes on the same day BB&T said it would buy Owensboro, Ky.-based AREA Bancshares Corporation, with $2.95 billion in assets and 72 banking offices in Kentucky, which it operates through its subsidiary AREA Bank. Together, the mergers would increase BB&T's Kentucky assets to more than $5 billion and move BB&T from 29th to fourth place in market share in the state. BB&T wants to be among the top five in every market it serves.

     The transaction, approved by the directors of both companies, is valued at $32.57 per MAB share based on BB&T's closing price Wednesday of $34.01. For each share of MAB stock, shareholders would receive .7187 shares and $8.13 per share in cash. The cash portion of consideration is also subject to adjustment relating to the settlement of certain legal proceedings to which MidAmerica is a party.

     "This is a key acquisition because it gives us significant entry into the most attractive banking market in Kentucky," said BB&T Chairman and Chief Executive Officer John Allison. "MidAmerica Bancorp does a great job of providing personal, attentive service to its clients which makes them a perfect partner for BB&T."

     Part of the "Golden Triangle" with Cincinnati, Ohio, and Lexington, Ky., Louisville was recently ranked by Entrepreneur magazine as the third best midsize city in the country for entrepreneurs. Louisville ranks as the 12th best large city for starting and growing a company by Inc. magazine, and as the 14th fastest growing city nationally.

     MidAmerica controls the fourth largest market share in the economically strong Louisville market.

     BB&T will create a total of three new community banking regions: one in Louisville, formed from the MidAmerica branches, and two additional regions formed from AREA Bancshares' branch operations. BB&T divides its banking network into autonomous regions - each with its own president - which operate like community banks. Nearly all lending decisions are made locally.

     "MidAmerica has a solid record of strong community commitment and, above all, excellent personal service," said Bertram W. Klein, MidAmerica's chairman of the board.

     "BB&T, like MidAmerica, believes in respecting the individual and providing the highest level of personal service possible, which is what makes this partnership so appealing," said R.K. Guillaume, MidAmerica's chief executive officer.

     "It's rare to find an institution of their size placing that much emphasis on quality service, but BB&T firmly believes in it. And their community banking strategy allows local bankers to make their own decisions."

     Guillaume will become the new state president for BB&T and the regional president for the new Louisville community banking region.

     MidAmerica customers will be able to take advantage of BB&T's broad product and services line. It includes: insurance, mutual funds, trust, online banking, annuities, investment banking, retail brokerage, treasury services, international banking and leasing.

     BB&T will create a state advisory board for Kentucky and a regional advisory board for the Louisville market. MidAmerica board members will be asked to serve on one of the two new BB&T boards.

     The merger, which is subject to the approval of MidAmerica shareholders and banking regulators, is expected to be completed in the second quarter of 2002.

     Winston-Salem-based BB&T Corporation, with $70.3 billion in assets, operates more than 1,000 banking offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Tennessee, Kentucky, Alabama and Washington, D.C.

     BB&T Corporation is the fourth largest financial holding company in the Southeast and 16th largest in the nation. More information is available at www.BBandT.com.

#

     This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections.

     Please refer to BB&T's filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T's forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

     The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T's proposed acquisition of MidAmerica Bancorp, on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated Nov. 7, 2001, between BB&T and MidAmerica Bancorp. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC").

     Shareholders of MidAmerica Bancorp and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which BB&T will file with the SEC in connection with the proposed merger because it will contain important information about BB&T, MidAmerica Bancorp, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters.

     After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC web site (http://www.sec.gov) and from BB&T and MidAmerica Bancorp as follows:

     Alan W. Greer, Shareholder Reporting, BB&T Corporation, P.O. Box 1290, Winston-Salem, NC, 27102. Telephone: (336) 733-3021.

     Steven A. Small, Executive Vice President and Chief Financial Officer, MidAmerica Bancorp, 500 West Broadway, Louisville, KY, 40202. Telephone: (502) 589-3351.

     In addition to the proposed registration statement and proxy statement/prospectus, BB&T and MidAmerica Bancorp file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549 or at the SEC's other public reference rooms in New York and Chicago.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BB&T and MidAmerica Bancorp filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

BB&T

and
MidAmerica Bancorp
Louisville, Kentucky
Expanding a Great Franchise

Analyst Presentation
November 8, 2001

Forward-Looking Information

BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated restructuring charges relating to the merger, estimated increases in MidAmerica Bancorp's fee income ratio, the anticipated accretive effect of the merger, and BB&T's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and MidAmerica Bancorp, the amount of general and administrative expense consolidation, costs relating to converting MidAmerica Bancorp's bank operations and data processing to BB&T's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies, and the cost related to the merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T's anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities: (1) expected cost savings from this merger or other previously announced mergers may not be fully realized or realized within the expected time frame; (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including MidAmerica Bancorp, may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and MidAmerica Bancorp are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and MidAmerica Bancorp may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and MidAmerica Bancorp.

BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder value of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict.

Outline

  Background and transaction terms
  Financial Data
  Rationale and strategic objectives
  Investment criteria
  Summary

BB&T Corporation (BBT)

  $70.8 billion financial holding company*
  1,094 branch locations in NC, SC, VA, GA, MD, WV, KY, TN, AL and the District of Columbia*

		For 3 months ended 9/30/01**

o	ROA	1.62%
o	Cash Basis ROA	1.73%
o	ROE	19.05%
o	Cash Basis ROE	23.57%
o	Cash Basis Efficiency Ratio	49.58%

*Includes the pending acquisition of Community First Banking Company
** Recurring earnings

MidAmerica Bancorp (MAB)

  $1.8 billion bank holding company
  30 locations in Louisville, Kentucky MSA

		For 3 months ended 9/30/01*

o	ROA	1.35%
o	Cash Basis ROA	1.35%
o	ROE	12.86%
o	Cash Basis ROE	12.86%
o	Cash Basis Efficiency Ratio	59.80%

*Recurring earnings

Pro Forma Company Profile*

Size:   $75.6 billion in assets
          $16.2 billion in market capitalization**

Offices:	NC:	337
	VA:	278
	GA:	135
	KY:	111
	WV:	98
	MD:	94
	SC:	93
	TN:	39
	DC:	8
	AL:	2
	IN:	1
	Total	1,196

*Includes the pending acquisition of Community First Banking Company, as well as the acquisition of AREA Bancshares Corporation, which is being announced concurrently with this transaction
**Based on closing prices as of 11/07/01

Terms of the Transaction

Terms of the Transaction

o	Purchase price:	$32.57 per share*
o	Aggregate value:	$372.4 million*
o	Consideration:	Cash in the amount of $8.13 plus .7187 of a share of BB&T stock for each share of MAB stock. In addition, MAB has reserved $32 million with respect to an ongoing lawsuit. If the lawsuit is settled for less than this amount, BB&T will share 50/50 with the shareholders of MAB in the excess of the reserved amount over the settlement amount. Conversely, if the lawsuit is settled for more than this amount, BB&T will share 50/50 with the shareholders of MAB in the additional settlement amount over the reserved amount. This adjustment to the consideration value will be added to or subtracted from the cash portion of the consideration.**
o	Structure:	Tax-free exchange of stock plus a cash component
o	Lock-up provision:	Stock option agreement
o	Expected closing:	Second quarter 2002

*Based on BB&T's closing stock price of $34.01 as of 11/07/01
**If the lawsuit has not been settled by the close of the transaction, an escrow of $5 million will be established from the cash consideration. The escrow will represent the maximum settlement amount from shareholders post-closing.

Pricing

o	Purchase price$	$32.57
o	Premium/market	34.9	%*
o	Price/9-30-01 stated book	1.88	x
o	Price/LTM Core EPS	15.52	x
o	BB&T shares issued	8.2 million	**
o	Percentage cash consideration	25	%***

*Based on MAB's closing stock price of $24.15 as of 11/07/01
**BB&T shares issued based on MAB shares outstanding adjusted for stock options using the treasury method, net of the consideration paid in cash
***Subject to adjustment related to ongoing lawsuit

Acquisition Comparables*

Comparable Acquisitions Announced in the Southeast since March 1, 2001 with Seller Assets over $250 Million

									Deal Pr/
		Date	Seller		Deal Value/	Deal Pr/	Deal	Deal Pr/	LTM Core
Buyer	Seller	Announced	Total Assets	Deal Value	Assets	Stock Pr	Pr/Bk	Tg Bk	EPS
			($M)	($M)	(%)	(%)	(%)	(%)	(x)
First Virginia Banks Inc.	James River Bankshares Inc.	3/5/2001	516.1	110.7	21.5	59.4	195.6	207.4	18.4
Mid-State Bancshares	Americorp	4/9/2001	266.5	64.1	24.1	65.5	236.0	236.2	16.6
Marshall & Ilsley Corporation	National City Bancorporation	4/30/2001	1,203.8	261.6	21.7	59.5	148.2	148.5	14.3
Allegiant Bancorp, Inc.	Southside Bancshares Corp.	5/1/2001	737.4	123.7	16.8	18.9	169.4	178.1	18.8
Chemical Financial Corporation	Bank West Financial Corporation	5/1/2001	284.3	29.8	10.5	21.1	124.7	124.7	19.2
SouthTrust Corporation	CENIT Bancorp, Inc.	5/4/2001	664.8	121.6	18.3	65.2	231.2	244.5	18.4
BNP Paribas Group	BancWest Corporation	5/7/2001	19,419.5	2,483.2	22.9	40.1	213.4	338.8	21.3
Financial Federal MHC, Inc.	Success Bancshares, Inc.	5/21/2001	592.1	48.1	8.1	27.7	152.7	152.7	22.6
Banknorth Group, Inc.	Andover Bancorp, Inc.	6/11/2001	1,799.0	339.6	18.9	25.9	201.0	212.4	15.4
Banknorth Group, Inc.	MetroWest Bank	6/11/2001	914.4	166.3	18.2	17.9	262.6	262.6	15.1
NBT Bancorp Inc.	CNB Financial Corp.	6/19/2001	964.4	137.5	14.3	33.2	209.6	288.2	18.1
First Banks, Incorporated	BYL Bancorp	6/22/2001	278.7	49.0	17.6	26.3	158.7	165.2	12.0
Greater Bay Bancorp	SJNB Financial Corp.	6/25/2001	648.1	181.9	28.1	6.1	245.6	256.4	14.7
Regions Financial Corporation	Park Meridian Financial Corp	6/27/2001	283.8	49.0	17.3	18.8	201.3	201.3	18.0
SouthTrust Corporation	Community Bankshares, Incorporated	6/29/2001	406.6	119.1	29.3	31.5	280.0	280.0	19.5
BB&T Corporation	Community First Banking Company	7/10/2001	548.1	128.0	23.4	27.9	331.0	340.6	19.0
Maximum			19,419.5	2,483.2	29.3	65.5	331.0	340.6	22.6
Minimum			266.5	29.8	8.1	6.1	124.7	124.7	12.0
Average			1,845.5	275.8	19.4	34.0	210.1	227.3	17.6
Median			620.1	122.7	18.6	27.8	205.5	224.3	18.2
Deal Price: $32.57
BB&T Corp	MidAmerica Bancorp		1,757.2	372.4	24.2	34.9	188.3	188.3	15.5

Over/(Under) Average Comparables					1.8	0.8	(21.8)	(39.1)	(2.1)

*Source for Acquisition Comparables: SNL Securities.

Financial Data

Financial Summary*

	BB&T	MAB
	(9/30/01)	(9/30/01)
ROA	1.62%	1.35%
Cash Basis ROA	1.73	1.35
ROE	19.05	12.86
Cash Basis ROE	23.57	12.86
Net interest margin (FTE)	4.19	3.94
CB Efficiency ratio	49.58	59.80
Net charge-offs	.37	.05
Reserve/NPLs	238.05	152.00
NPAs/assets	.45	.78

*Recurring earnings

Capital Strength

	BB&T	MAB
	(9/30/01)	(9/30/01)
Equity/assets	8.5%	10.9%
Leverage capital ratio	7.1%	10.6%
Total risk-based capital	13.2%	14.3%

Rationale For Acquisition

o	BB&T has an announced strategy to pursue in-market (Carolinas/Virginia/West Virginia/DC/Maryland/Georgia/Kentucky/Tennessee) and contiguous state acquisitions of high quality banks and thrifts in the $250 million to $10 billion range. The acquisition of MidAmerica Bancorp is consistent with this strategy.
o	This acquisition is very consistent with past acquisitions which we have successfully executed, i.e. it fits our model.
o	MidAmerica Bancorp allows BB&T to enter the economically attractive Louisville market with a significant presence.

Strategic Objectives

The key strategic objectives achieved in this acquisition:

o	Provides BB&T with entry into the economically attractive Louisville market
o	Improves efficiency
- 20% cost savings fully realized in the first 12 months of operations following conversion
o	Utilizes MidAmerica Bancorp's branch franchise to sell BB&T's broad array of retail and commercial banking products to their existing customer base and expand the reach of the branch beyond MidAmerica Bancorp's traditional customer
o	Increases product and market penetration through the use of BB&T's world standard sales system

Franchise Enhancement

o	Along with the concurrently announced acquisition of AREA Bancshares, this acquisition improves BB&T's market share rank in Kentucky from 29th to 4th and provides BB&T with a sufficient framework in Kentucky to achieve economies of scale
o	Continues BB&T's expansion into economically strong contiguous markets
o	Provides BB&T with the 4th largest market share in Louisville, the most attractive Federal Banking Market in Kentucky

Efficiency Improvement

Targeted Annual Cost Savings
$10.2 million or approximately
20% of MAB's expense base

After-Tax One-Time Charges

One-time after-tax merger-related charges
$10.0 million

Branch Locations

Economic Vitality Map

Market Characteristics

o	Kentucky is ranked 1st nationally in annualized 10 year percentage change in median household income by the Bureau of Census.
o	According to Site Selection magazine, Kentucky:
- ranked 2nd nationally in new jobs created per 1 million residents between 1998-2000,
- is the third largest state in terms of auto manufacturing,
- ranked 5th nationally in new/expanded facilities per 1 million residents between 1998-2000, and
- ranked 10th nationally in capital investment per 1 million residents between 1998-2000.
o	Kentucky is home to 10 of the top 100 US small towns for corporate facilities; 3rd highest total behind only Ohio and North Carolina with 22 and 18, respectively.

o	Kentucky is ranked 9th nationally in percentage increase of estimated average yearly wage by the Bureau of Census.

Market Characteristics

o	Louisville ranked 3rd among mid-sized cities for entrepreneurs by Entrepreneur magazine.
o	Louisville ranked 12th best large city in the U. S. for starting and growing a company by Inc. magazine.
o	Louisville is ranked 16th in the list of "Entrepreneurial Hot Spots" created by Cognetics, a Cambridge, Massachusetts based demographics firm.
o	It is part of the "Golden Triangle," the area encompassing Louisville, northern Kentucky (Cincinnati), and Lexington.
o	Louisville is ranked as the 14th fastest growing in terms of the "Economic Performance Index for Cities" (EPIC) of the 33 "large-size" metros tracked by the University of Louisville.
o	The Louisville economic region ranks in the top quartile of all U. S. regions on the Urban Vitality scale according to the Kentucky Economic Development Partnership.
o	According to the Bureau of Census, Louisville is in the top quartile of MSA's in terms of total population and population density.

BB&T Investment Criteria

o	Cash Basis EPS (accretive by year 2)
o	GAAP EPS (accretive by year 4)
o	Internal rate of return (15% or better)
o	Cash Basis ROE (accretive by year 3)
o	Cash Basis ROA (accretive by year 3)
o	Book value per share (accretive by year 3)
o	Must not cause combined leverage capital ratio to go below 7%

Criteria are listed in order of importance. There are sometimes trade-offs among criteria.

Assumptions

o	BB&T's 2001 EPS is based on the First Call estimate of $2.40 and subsequent years are based on 12% income statement and balance sheet growth.

o	MAB's 2001 fully diluted core EPS, prior to acquisition effects, is based on MAB management's estimate of $2.15.
o	20% annual cost savings ($10.2 million) fully realized in the first 12 months following conversion.
o	Growth Rates - Following the acquisition, we have assumed a base rate of 12% income statement and balance sheet growth in year 1, 15% growth in years 2 through 4, and 12% growth thereafter in addition to the enhancements cited below:
- MAB's noninterest income is grown to achieve a fee income ratio of 30% by year 5.
- MAB's net interest margin is incrementally raised to 4.10% in year 3 and held constant thereafter.
o	CDI is amortized over ten years using the sum of the years digits method.
o	MAB's loan loss allowance is conformed to BB&T's allowance level of 1.30%.
o	MAB's net charge-off rate for loan losses is raised incrementally to 0.35% in year 3 (2004) and is held constant thereafter.
o	25% of the consideration is cash, 75% stock.

Earnings Per Share Impact

		Accretion		Accretion
		(Dilution)	Pro Forma	(Dilution)
	Pro Forma	Pro Forma	Cash Basis	Pro Forma
	EPS	Shares	EPS	Shares
2002	$2.83	$(0.00)	$2.84	$0.01
2003	3.17	0.00	3.19	0.02
2004	3.57	0.01	3.58	0.03
2005	4.00	0.03	4.02	0.04
2006	4.50	0.04	4.51	0.05
2007	5.04	0.05	5.05	0.06
2008	5.65	0.06	5.66	0.07
2009	6.33	0.07	6.34	0.08
2010	7.09	0.08	7.10	0.09
2011	7.94	0.10	7.95	0.10

Internal Rate of Return		19.77%

ROE Impact*

			Pro Forma
	Pro Forma		Cash Basis
	ROE (%)	Change	ROE (%)	Change
2002	20.94	(0.56)	25.26	0.37
2003	22.37	(0.54)	26.64	0.33
2004	21.80	(0.39)	25.28	0.30
2005	21.29	(0.27)	24.14	0.28
2006	20.85	(0.17)	23.21	0.27
2007	20.43	(0.13)	22.40	0.22
2008	20.07	(0.11)	21.73	0.18
2009	19.75	(0.09)	21.16	0.15
2010	19.48	(0.07)	20.68	0.13
2011	19.24	(0.06)	20.27	0.11

* The decrease in ROE results from the build up in equity relative to assets. If consistent with attaining and maintaining a leverage capital ratio of at least 7%, BB&T may choose to leverage the balance sheet further through future purchase acquisitions.

ROA Impact

			Pro Forma
	Pro Forma		Cash Basis
	ROA (%)	Change	ROA (%)	Change
2002	1.76	(0.02)	1.79	(0.01)
2003	1.76	(0.02)	1.80	(0.01)
2004	1.77	(0.02)	1.80	(0.01)
2005	1.78	(0.01)	1.80	(0.00)
2006	1.78	(0.01)	1.80	0.00
2007	1.79	(0.00)	1.81	0.00
2008	1.79	(0.00)	1.81	0.00
2009	1.79	(0.00)	1.81	0.00
2010	1.79	(0.00)	1.81	0.00
2011	1.80	(0.00)	1.81	0.00

Book Value/Capital Impact

	Pro Forma
	Book Value Per Share		Pro Forma*
		Accretion	Leverage
	Stated	(Dilution)	Ratio
2002	$13.69	$0.35	7.13%
2003	15.78	0.35	7.51
2004	18.18	0.36	7.88
2005	20.89	0.37	8.20
2006	23.92	0.40	8.50
2007	27.33	0.44	8.77
2008	31.14	0.48	9.01
2009	35.42	0.52	9.22
2010	40.21	0.58	9.41
2011	45.58	0.65	9.57

*BB&T's goal is to manage its leverage ratio to between 7% & 8%

Summary

o	The acquisition of MidAmerica Bancorp is a strong strategic fit:
- It helps accomplish our goal of expanding our Kentucky market
- Including our acquisition of AREA Bancshares, it achieves our goal of being in the top 5 in market share
- It fits culturally and geographically
- This is the type of merger we have consistently, successfully executed
o	Overall Investment Criteria are met:
- Cash Basis EPS accretive in year 1 and GAAP EPS accretive in year 2
- IRR 19.77%
- Cash ROE accretive in all years
- Cash ROA accretive in year 5
- Book value accretive immediately
- Combined leverage ratio remains above 7%

Appendix

o	Historical Financial Data
o	Glossary
o	Where to go for additional information about BB&T, MidAmerica Bancorp and the merger

MidAmerica Bancorp
Financial Summary

							Nine months	9/30/01
							ended	vs.
		%		%		%	September	9/30/00
	1998	Change	1999	Change	2000	Change	2001	% change
Earnings Summary (In thousands)
Interest Income (FTE)
Interest on loans & leases	$ 86,758	11.0%	$ 91,880	5.9%	$ 98,205	6.9%	$ 70,702	-3.6%
Interest & dividends on securities	19,972	-17.9%	22,492	12.6%	30,683	36.4%	22,946	0.6%
Interest on temporary investments	6,315	-2.4%	4,403	-30.3%	1,716	-61.0%	2,197	78.2%

Total interest income (FTE)	113,045	3.7%	118,775	5.1%	130,604	10.0%	95,845	-1.6%

Interest Expense
Interest expense on deposit accounts	34,478	6.3%	33,514	-2.8%	39,981	19.3%	31,034	6.8%
Interest on short-term borrowings	12,744	-3.2%	14,175	11.2%	17,061	20.4%	11,054	-13.7%
Interest on long-term debt	4,341	6.3%	4,293	-1.1%	3,881	-9.6%	2,994	1.6%

Total interest expense	51,563	3.8%	51,982	0.8%	60,923	17.2%	45,082	0.6%

Net interest income (FTE)	61,482	3.7%	66,793	8.6%	69,681	4.3%	50,763	-3.4%
Less taxable equivalency adjustment	1,790	0.6%	1,833	2.4%	1,696	-7.5%	1,287	1.8%

Net interest income	59,692	3.8%	64,960	8.8%	67,985	4.7%	49,476	-3.5%
Provision for loan losses	972	224.0%	3,451	255.0%	2,540	-26.4%	1,701	-20.3%

Net interest income after provision	58,720	2.6%	61,509	4.7%	65,445	6.4%	47,775	-2.8%

Noninterest Income
Service charges on deposit accounts	5,541	9.1%	5,999	8.3%	6,387	6.5%	5,792	22.0%
Non-deposit fees and commissions	3,417	-16.1%	5,196	52.1%	5,719	10.1%	5,179	25.3%
G /(L) on sale of real estate & securities	40	-32.2%	24	-40.0%	(1)	-104.2%	--	N/A
Other operating income	5,051	27.4%	4,354	-13.8%	4,422	1.6%	3,517	11.3%

Total noninterest income	14,049	6.6%	15,573	10.8%	16,527	6.1%	14,488	20.3%

Noninterest Expense
Personnel	28,447	9.9%	28,857	1.4%	28,445	-1.4%	23,416	10.6%
Occupancy & equipment	7,262	-5.8%	7,773	7.0%	7,861	1.1%	6,107	3.6%
Other operating expenses	14,026	29.5%	11,877	-15.3%	12,641	6.4%	9,120	9.6%

Total noninterest expense	49,735	12.0%	48,507	-2.5%	48,947	0.9%	38,643	9.2%

Net income before taxes	23,034	-11.3%	28,575	24.1%	33,025	15.6%	23,620	-8.4%
Income taxes	6,565		8,113		9,354		5,563

Net income before nonrecurring charges	16,469	-8.1%	20,462	24.2%	23,671	15.7%	18,057	-1.5%

Nonrecurring charges	3,744		1,913		(19,020)		(93)

Net income	$ 20,213	12.8%	$ 22,375	10.7%	$ 4,651	-79.2%	$ 17,964	-7.9%

Basic EPS	$ 1.87	2.0%	$ 2.05	9.7%	$ 0.42	-79.3%	$ 1.63	-8.1%
Diluted EPS	1.83	1.7%	2.02	10.4%	0.42	-79.3%	1.61	-8.2%
Diluted EPS before nonrecurring charges	1.49	-17.1%	1.84	23.9%	2.13	15.2%	1.62	-1.9%

Book value	$ 16.34	3.7%	$ 16.78	2.7%	$ 16.21	-3.4%	$ 17.30	-4.2%

EOP shares	10,246		10,643		11,007		11,067
Basic shares	10,837		10,934		11,000		11,025
Diluted shares	11,060		11,092		11,134		11,171

Mid-America Bancorp
Financial Summary

										Nine months	9/30/01
										ended	vs.
		%			%			%		September	9/30/00
	1998	Change		1999	Change		2000	Change		2001	Change
Average Balance Sheet
(In thousands)
Assets
Loans	$925,522	13.2	% $	1,019,338	10.1	% $	1,056,434	3.6	% $	1,103,334	4.3%
Securities	323,191	-13.3%		380,761	17.8%		453,660	19.1%		523,963	15.8%
Other earning assets	114,818	-2.4%		89,072	-22.4%		26,531	-70.2%		68,932	165.9%

Total interest-earning assets	1,363,531	4.3%		1,489,171	9.2%		1,536,625	3.2%		1,696,229	10.4%

Goodwill & other intangibles	--			--			--			--
Other assets	75,257	13.9%		78,463	4.3%		80,029	2.0%		99,304	25.3%

Total assets	$1,438,788	4.7%		$1,567,634	9.0%		$1,616,654	3.1%		$1,795,533	11.2%

Net interest margin	4.51%			4.49%			4.53%			4.00%

Liabilities & Shareholders' Equity
Interest-bearing deposits:
Money Market & NOW	$194,920	-0.9	% $	190,115	-2.5	% $	176,675	-7.1	% $	170,724	-4.9%
Savings	140,444	33.5%		184,848	31.6%		181,062	-2.0%		183,984	-0.3%
CD's and other time	432,448	5.8%		437,779	1.2%		497,798	13.7%		562,051	15.0%

Total interest-bearing deposits	767,812	8.0%		812,742	5.9%		855,535	5.3%		916,759	7.5%
Short-term borrowed funds	255,119	-1.4%		304,320	19.3%		290,530	-4.5%		353,016	19.1%
Long-term debt	71,792	8.2%		72,277	0.7%		65,204	-9.8%		69,586	5.4%

Total interest-bearing liabilities	1,094,723	5.7%		1,189,339	8.6%		1,211,269	1.8%		1,339,361	10.2%
Demand deposits	121,964	13.0%		132,513	8.6%		137,201	3.5%		144,116	4.4%
Other liabilities	60,953	-26.1%		73,215	20.1%		85,224	16.4%		127,212	56.7%

Total liabilities	1,277,640	4.2%		1,395,067	9.2%		1,433,694	2.8%		1,610,689	12.3%

Common equity	161,148	9.3%		172,567	7.1%		182,960	6.0%		184,844	2.2%

Total equity	161,148	9.3%		172,567	7.1%		182,960	6.0%		184,844	2.2%

Total liabilities & shareholders' equity	$1,438,788	4.7	% $	1,567,634	9.0	% $	1,616,654	3.1	% $	1,795,533	11.2%

MidAmerica Bancorp
Financial Summary

										Nine months	9/30/01
										ended	vs.
		%			%			%		September	9/30/00
	1998	Change		1999	Change		2000	Change		2001	Change

Ratio Analysis

Cash ROA	1.14%			1.31%			1.46%			1.34%
ROA	1.14%			1.31%			1.46%			1.34%
Cash ROCE	10.22%			11.86%			12.94%			13.06%
ROCE	10.22%			11.86%			12.94%			13.06%
Cash Efficiency ratio	65.9%			58.9%			56.8%			59.2%
Efficiency ratio	65.9%			58.9%			56.8%			59.2%
Adj. noninterest income / Adj. revenues	18.6%			18.9%			19.2%			22.2%
Average equity / Average assets	11.2%			11.0%			11.3%			10.3%

Credit Quality
(In thousands)
Beginning	$9,209			$9,010			$9,854			$9,979

Provision	972			3,451			2,540			1,701
Acquired allowance	--			--			16,500			--
Net charge-offs	(1,171)			(2,607)			(18,915)			(1,354)

Ending allowance	$9,010			$9,854			$9,979			$10,326

Allowance	0.90%			0.93%			0.94%			0.91%
Charge-off rate	0.13%			0.26%			1.79%			0.12%

Period end loans & leases	$1,005,021	12.7	% $	1,063,949	5.9	% $	1,058,269	-0.5	% $	1,137,913	6.8%

Period end common equity	$167,436	7.5	% $	178,548	6.6	% $	178,369	-0.1	% $	191,457	-0.8%

Period end total assets	$1,594,763	5.6	% $	1,744,706	9.4	% $	1,803,950	3.4	% $	1,757,168	12.6%

Glossary

Return on Assets - recurring earnings for the period as a percentage of average assets for the period.

Return on Equity - recurring earnings for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios - These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio - calculated as recurring noninterest expense as a percentage of the sum of recurring net interest income on a fully taxable equivalent basis and recurring noninterest income.

Leverage Capital Ratio - Common shareholders' equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio - The sum of shareholders' equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio - Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return - The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Recurring Results or Ratios - earnings excluding charges and expenses principally related to completing mergers and acquisitions.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T's proposed acquisition of MidAmerica Bancorp on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated November 7, 2001, between BB&T and MidAmerica. This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release #'s 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC").

Shareholders of MidAmerica and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which BB&T will file with the SEC in connection with the proposed merger because it will contain important information about BB&T, MidAmerica, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC's web site (http://www.sec.gov) and from MAB and BB&T as follows:

Steven A. Small	Alan W. Greer
Chief Financial Officer	Shareholder Reporting
MidAmerica Bancorp	BB&T Corporation
P. O. Box 1101	Post Office Box 1290
Louisville, Kentucky 40201	Winston-Salem, North Carolina 27102
Phone: (502) 562-5875	Phone: (336) 733-3021

In addition to the proposed registration statement and proxy statement/prospectus, BB&T and MAB file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BB&T's and MAB's filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ SHERRY A. KELLETT

                                                                                Sherry A. Kellett
                                                                                Senior Executive Vice President and Controller
                                                                                (Principal Accounting Officer)

Date: November 8, 2001